License Agreement


This License Agreement dated February 29, 2012

BETWEEN:

                              Cigar & Spirits Magazine
                                   949-716-5156
                                  (The 'Licensor')

                                      and
                     Innovative Product Opportunities Inc.
                                   347-789-7131
                                 (The 'Licensee')


The licensor has agreed to grant the Licensee the right to market the products of the Licensor as well as the right of use of the products of the Licensor including but not limited to the sales, promotion and advertising vehicles. The Licensee has the right to use any and all trade names of the Licensor including but not limited to 'Cigars and Spirits' 'C&S' 'Cigars and Spirits Tasting Club' & 'CST'.

Duration- the duration of this agreement   shall be for a period of Twelve
months commencing on March 1 2012 and thereafter on a month-by-month basis unless sooner terminated by the Licensor as provided for in this agreement.

License Fee- The Licensee will pay to the Licensor, without and deduction, abatement or setoff whatsoever, a fee equal to 1.5% of all sales generated plus a 1.5% management fee based on the total monies paid for employee
salaries, benefits and commissions.     Said fees to be paid within
forty-five days following the closing of each month's sales activities.

Termination- The licensor may at any time in it's sole discretion, with sixty (60) days prior notice terminate this agreement and revoke the license granted herein for any reason whatsoever and upon such termination the Licensee shall immediately stop the use of the liscencors Trade Names as described above.

Entire Agreement- This agreement contains all the obligations, representations And warranties in respect of the Licensed Facilities and the entire agreement between the parties concerning the subject matter of this agreement .The Licensee expressly disclaims reliance on any promises, inducements, representations, warranties, collateral agreements or conditions in entering into this agreement other as expressly set out in this agreement. Time is of the essence of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


Licensor:                                             Licensee:

Cigars and spirits.com                   Innovative Product Opportunities Inc.



Per /s/ Lincoln Blake                       Per /s/ Doug Clark
        Lincoln Blake                               Doug Clark